UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2017 (November 29, 2017)

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, 6th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 974-5710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 29, 2017, Barington/Hilco Acquisition Corp. (the “Company”) terminated the agreement and plan of merger, dated as of May 12, 2017 ( the “Merger Agreement”), by and between the Company and Oomba, Inc. (“Oomba”), relating to the Company’s contemplated merger with Oomba. The Company terminated the Merger Agreement because Oomba breached several of its obligations under the Merger Agreement, including, but not limited to, its obligation to deliver to the Company audited financial statements on or prior to May 31, 2017. The termination of the Merger Agreement is effective as of November 29, 2017, and the Company has reserved its rights to vigorously pursue all available remedies against Oomba under the Merger Agreement and applicable law.

The Company intends to continue to pursue a business combination and seek an extension from stockholders of the date by which the Company has to consummate a business combination.

Item 8.01.	Other Events.

On November 30, 2017, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2017

BARINGTON/HILCO ACQUISITION CORP.

By	/s/ Jared L. Landaw Name: Jared L. Landaw
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 30, 2017.